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JOINT FILING AGREEMENT                                     Exhibit 1
                                                           ---------


The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of Paradigm Common Stock.

This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

This agreement may be executed in counterparts and all so executed shall constitute the agreement.

Dated:  January 26, 2001


DANTON ENTERPRISES LTD.                          TRIPLE FIVE FINANCIAL LLC


By: /s/ Syd Ghermezian                           By: /s/ Syd Ghermezian
   -------------------------                        ---------------------------
Name:  Syd Ghermezian                            Name:  Syd Ghermezian
Title:  Vice President                           Title:  Manager



TRIPLE FIVE INVESTMENTS, LTD.                    REGENT VENTURES LLC


By: /s/ Syd Ghermezian                           By: /s/ Syd Ghermezian
   -------------------------                        ---------------------------
Name:  Syd Ghermezian                            Name:  Syd Ghermezian
Title:  President                                Title:  President


8827 CORP.


By: /s/ Syd Ghermezian
   -------------------------
Name: Syd Ghermezian
Title:  President, Secretary and Treasurer